EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

To the Plan Administrator and Trustees
Access National Corporation Profit Sharing Plan (the Plan)

We hereby consent to the incorporation by reference in the Registration Statement on Form
S-8 (No. 333-118771) of Access National Corporation of our report dated June 27, 2013, relating to the financial statements and supplemental schedule of Access National Corporation Profit Sharing Plan which appear in this Form 11-K for the year ended December 31, 2012.

BDO USA, LLP

Richmond, Virginia

June 27, 2013

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